Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
President and Chief Operating Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES 14% INCREASE IN 2007 ANNUAL EARNINGS

SEATTLE, WASHINGTON – February 12, 2008, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced quarterly total revenues and operating income of $1,446,582,000 and $107,616,000 compared with $1,244,348,000 and $99,655,000 for the same quarter of 2006, increases of 16% and 8%, respectively.  Net earnings were $70,057,000 for the fourth quarter of 2007, compared with $62,610,000 for 2006, an increase of 12%.  Net revenues for the fourth quarter of 2007 increased 13% to $379,441,000 as compared with $335,855,000 reported for the fourth quarter of 2006.  Diluted net earnings per share for the fourth quarter were $.32 as compared with $.28 for the same quarter in 2006, an increase of 14%.  The Company also reported that same store net revenues and operating income increased 13% and 8%, respectively, for the fourth quarter of 2007 when compared with 2006.

For the year ended December 31, 2007, total revenues and operating income were $5,235,171,000 and $423,400,000 compared with $4,633,987,000 and $375,116,000 for the same period in 2006, increases of 13% respectively. Net earnings rose to $269,154,000 from $235,094,000 in 2006, an increase of 14%.  Net revenues for the year increased to $1,452,961,000 from $1,290,960,000 for 2006, up 13%.  Diluted net earnings per share for the year 2007 were $1.21 as compared with $1.06 for the same period of 2006, also an increase of 14%.  Same store net revenues and operating income increased 12% and 13%, respectively, for the year ended December 31, 2007, when compared with the same period of 2006.

“We had a very solid 2007 and can look back with satisfaction at what we have accomplished this year.” said Peter J. Rose, Chairman and Chief Executive Officer. “We also think we did just fine in the fourth quarter considering some of the unanticipated costs we had to absorb relative to the Department of Justice’s (DOJ) ongoing investigation of the major players in our industry.  Legal fees and record keeping requirements associated with complying with the DOJ’s subpoena cost us nearly $4 million this quarter.  We’re not making excuses, we’re just explaining,” Rose commented.

“Looking forward to 2008, as we witness the political and economic media pundit du jour doing his or her best to talk us all into participating in some kind of a celebratory recession, we’ll continue to do what we do best. We will focus on improving customer service and gaining market share.  If we’d listened to these people back in 1981, we would have never started this Company in the first place.  As is our practice whenever the economic ‘doom and gloomsayers’ show up, we’ve officially banned the use of the ‘R’ word here at Expeditors.  When others perceive things are slowing in the short term, we see opportunity for the long term,” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 175 full service offices, 68 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

Expeditors International of Washington, Inc.

4th Quarter 2007 Earnings Release

February 12, 2008

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Year ended

December 31, 2007 and 2006

Unaudited

(in 000’s of US dollars except share data)

	Three months ended December 31,			Year ended December 31,
	2007	2006	% Inc.	2007	2006	% Inc.
Revenues	$1,446,582	$1,244,348	16%	$5,235,171	$4,633,987	13%
Net revenues	$379,441	$335,855	13%	$1,452,961	$1,290,960	13%
Operating income	$107,616	$99,655	8%	$423,400	$375,116	13%
Net earnings	$70,057	$62,610	12%	$269,154	$235,094	14%
Diluted earnings per share	$.32	$.28	14%	$1.21	$1.06	14%
Basic earnings per share	$.33	$.29	14%	$1.26	$1.10	15%
Diluted weighted average shares outstanding	221,192,441	223,282,511		221,799,868	222,223,312
Basic weighted average shares outstanding	213,095,428	213,148,011		213,314,761	213,454,579

Offices opened during the Fourth Quarter of 2007 (• = Full Service,+ = Satellite)

ASIA	SOUTH PACIFIC
Yantai, People’s Republic of China• (Converted from a Satellite to a Full Service)	Christchurch, New Zealand+ (Satellite of Auckland)

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on February 14, 2008 will be considered in management’s 8-K
“Responses to Selected Questions” expected to be filed on or about February 22, 2008.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$574,599	$511,358
Short-term investments	674	578
Accounts receivable, net	933,519	811,486
Deferred Federal and state income taxes	8,278	7,490
Other current assets	17,627	10,925
Total current assets	1,534,697	1,341,837

Property and equipment, net	497,892	449,247
Goodwill, net	7,927	7,927
Other intangibles, net	7,832	7,584
Other assets	20,717	15,743

	$2,069,065	$1,822,338
Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	613,108	544,028
Accrued expenses, primarily salaries and related costs	129,669	122,081
Federal, state and foreign income taxes	26,976	43,036
Total current liabilities	$769,753	$709,145

Deferred Federal and state income taxes	$55,533	$26,827

Minority interest	$17,208	$16,275

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share.
Authorized 320,000,000 shares; issued and outstanding 212,996,776 shares at December 31, 2007 and 213,080,466 shares at December 31, 2006	2,130	2,131
Additional paid-in capital	50,006	119,582
Retained earnings	1,143,464	934,058
Accumulated other comprehensive income	30,971	14,320
Total shareholders’ equity	1,226,571	1,070,091

	$2,069,065	$1,822,338

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Airfreight	$696,835	$617,989	$2,407,582	$2,229,545
Ocean freight and ocean services	474,613	394,897	1,820,558	1,553,048
Customs brokerage and other services	275,134	231,462	1,007,031	851,394

Total revenues	1,446,582	1,244,348	5,235,171	4,633,987

Operating expenses:
Airfreight consolidation	561,464	495,104	1,879,434	1,758,907
Ocean freight consolidation	385,751	314,900	1,473,942	1,230,468
Customs brokerage and other services	119,926	98,489	428,834	353,652
Salaries and related costs	206,519	184,402	791,879	701,824
Rent and occupancy costs	17,514	14,655	67,676	61,627
Depreciation and amortization	9,763	9,428	39,303	35,448
Selling and promotion	11,168	9,652	38,735	35,050
Other	26,861	18,063	91,968	81,895
Total operating expenses	1,338,966	1,144,693	4,811,771	4,258,871

Operating income	107,616	99,655	423,400	375,116

Interest expense	(37)	(157)	45	(198)
Interest income	6,005	5,120	22,341	18,020
Other, net	419	(149)	3,887	2,726

Other income, net	6,387	4,814	26,273	20,548

Earnings before income taxes and minority interest	114,003	104,469	449,673	395,664

Income tax expense	43,590	40,973	179,815	160,661

Net earnings before minority interest	70,413	63,496	269,858	235,003

Minority interest	(356)	(886)	(704)	91

Net earnings	$70,057	$62,610	$269,154	$235,094

Diluted earnings per share	$0.32	$0.28	$1.21	$1.06

Basic earnings per share	$0.33	$0.29	$1.26	$1.10

Weighted average diluted shares outstanding	221,192,441	223,282,511	221,799,868	222,223,312

Weighted average basic shares outstanding	213,095,428	213,148,011	213,314,761	213,454,579

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating Activities:
Net earnings	$70,057	$62,610	$269,154	$235,094
Adjustments to reconcile net earnings to net
cash provided by operating activities:
Provision for losses on accounts receivable	594	445	940	1,197
Deferred income tax expense (benefit)	(6,465)	(11,795)	18,991	4,172
Excess tax benefits from stock plans	(2,333)	(1,204)	(28,105)	(23,406)
Stock compensation expense	10,208	12,110	44,917	41,739
Depreciation and amortization	9,763	9,428	39,303	35,448
Loss (gain) on sale of assets	(49)	32	(1,053)	(182)
Minority interest in earnings of consolidated entities	356	886	704	(91)
Other	415	397	1,472	3,897
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	85,717	(657)	(84,950)	(96,414)
Decrease (increase) in other current assets	1,983	2,351	(342)	(1,571)
Increase (decrease) in accounts payable and other current liabilities	(94,672)	(28,294)	46,881	85,012
Increase (decrease) in taxes payable, net	(2,514)	8,589	4,673	48,392

Net cash provided by operating activities	73,060	54,898	312,585	333,287

Investing Activities:
Increase in short-term investments	(198)	(166)	(10)	(419)
Purchase of property and equipment	(11,953)	(9,724)	(82,786)	(139,464)
Proceeds from sale of property and equipment	90	80	504	397
Prepayment on long-term land lease	(4)	—	(2,820)	(1,761)
Other	(473)	253	(2,859)	(1,260)

Net cash used in investing activities	(12,538)	(9,557)	(87,971)	(142,507)

Financing Activities:
Net distributions to minority interests	—	(5,971)	(316)	(10,024)
Proceeds from issuance of common stock	5,529	3,941	64,985	49,314
Repurchases of common stock	(21,467)	(18,016)	(207,584)	(175,783)
Excess tax benefits from stock plans	2,333	1,204	28,105	23,406
Dividends paid	(29,846)	(23,444)	(59,748)	(47,020)

Net cash used in financing activities	(43,451)	(42,286)	(174,558)	(160,107)

Effect of exchange rate changes on cash	346	8,774	13,185	16,791

Increase in cash and cash equivalents	17,417	11,829	63,241	47,464

Cash and cash equivalents at beginning of period	557,182	499,529	511,358	463,894

Cash and cash equivalents at end of period	574,599	511,358	574,599	511,358

Interest and taxes paid:
Interest	49	140	83	194
Income tax	47,814	42,951	146,353	103,715

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle	Elimi-	Consoli-
	States	N. America	East	Europe	New Zealand	America	East	nations	dated
Three months ended December 31, 2007

Revenues from unaffiliated customers	$289,736	37,373	822,553	191,512	21,203	20,414	63,791		1,446,582
Transfers between geographic areas	$27,880	2,616	5,066	11,068	2,376	3,226	3,519	(55,751)	—
Total revenues	$317,616	39,989	827,619	202,580	23,579	23,640	67,310	(55,751)	1,446,582

Net revenues	$155,236	18,058	96,653	68,201	12,485	11,222	17,586		379,441
Operating income	$23,325	6,251	49,773	15,696	3,615	3,508	5,448		107,616
Identifiable assets at quarter end	$939,203	72,150	422,038	443,758	34,174	46,492	100,934	10,316	2,069,065
Capital expenditures	$4,392	583	3,354	2,258	281	302	783		11,953
Depreciation and amortization	$5,347	324	1,154	1,856	255	322	505		9,763
Equity	$1,371,296	32,309	306,115	156,349	19,410	25,341	48,477	(732,726)	1,226,571

Three months ended December 31, 2006

Revenues from unaffiliated customers	$244,506	31,661	721,165	161,801	14,565	17,248	53,402		1,244,348
Transfers between geographic areas	$27,109	2,128	4,108	9,035	1,780	2,272	3,149	(49,581)	—
Total revenues	$271,615	33,789	725,273	170,836	16,345	19,520	56,551	(49,581)	1,244,348

Net revenues	$138,390	15,727	88,717	59,765	9,067	9,069	15,120		335,855
Operating income	$21,982	4,512	45,746	15,744	2,468	3,034	6,169		99,655
Identifiable assets at quarter end	$906,256	62,584	360,904	363,332	26,055	33,273	67,794	2,140	1,822,338
Capital expenditures	$5,863	299	2,010	846	71	145	490		9,724
Depreciation and amortization	$5,072	325	1,339	1,736	201	395	360		9,428
Equity	$1,215,454	26,160	249,017	117,738	14,844	16,133	31,570	(600,825)	1,070,091

Twelve months ended December 31, 2007

Revenues from unaffiliated customers	$1,069,734	134,436	2,959,873	684,661	71,091	79,314	236,062		5,235,171
Transfers between geographic areas	$105,263	9,030	18,234	36,563	7,854	11,640	13,883	(202,467)	—
Total revenues	$1,174,997	143,466	2,978,107	721,224	78,945	90,954	249,945	(202,467)	5,235,171

Net revenues	$586,938	65,534	402,613	245,761	42,044	42,920	67,151		1,452,961
Operating income	$120,311	15,893	197,017	50,762	11,913	9,958	17,546		423,400
Identifiable assets at quarter end	$939,203	72,150	422,038	443,758	34,174	46,492	100,934	10,316	2,069,065
Capital expenditures	$25,437	1,899	41,773	7,879	1,420	1,259	3,119		82,786
Depreciation and amortization	$21,204	1,321	4,917	7,759	922	1,523	1,657		39,303
Equity	$1,371,296	32,309	306,115	156,349	19,410	25,341	48,477	(732,726)	1,226,571

Twelve months ended December 31, 2006

Revenues from unaffiliated customers	$940,186	120,381	2,616,098	618,999	54,948	67,463	215,912		4,633,987
Transfers between geographic areas	$109,552	7,956	16,228	32,595	6,383	8,368	11,293	(192,375)	—
Total revenues	$1,049,738	128,337	2,632,326	651,594	61,331	75,831	227,205	(192,375)	4,633,987

Net revenues	$533,060	61,531	359,613	216,110	32,894	32,931	54,821		1,290,960
Operating income	$102,041	15,433	178,265	48,366	8,887	7,519	14,605		375,116
Identifiable assets at quarter end	$906,256	62,584	360,904	363,332	26,055	33,273	67,794	2,140	1,822,338
Capital expenditures	$121,005	820	8,269	6,086	446	1,205	1,633		139,464
Depreciation and amortization	$18,533	1,339	5,108	6,739	785	1,548	1,396		35,448
Equity	$1,215,454	26,160	249,017	117,738	14,844	16,133	31,570	(600,825)	1,070,091

Certain 2006 amounts have been reclassified to conform to the 2007 presentation.